PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EST

ENTEGRIS REPORTS RESULTS FOR SECOND QUARTER OF 2019

•Second-quarter revenue of $378.9 million, decreased 1% from prior year
•GAAP net income per diluted share of $0.91
•Non-GAAP net income per diluted share of $0.39
•Implementing operating model improvements expected to yield more than $20 million of annualized cost savings

BILLERICA, Mass., July 25, 2019 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s second quarter ended June 29, 2019.
Second-quarter sales were $378.9 million, a decrease of 1% from the same quarter last year. GAAP second-quarter net income was $124.0 million, or $0.91 per diluted share, which included $122 million net proceeds associated with the terminated Versum transaction, $16.6 million of amortization of intangible assets, $2.2 million of restructuring costs, $1.3 million of integration costs, $1.2 million in deal costs mainly associated with the terminated Versum transaction and a $700 thousand charge for fair value write-up of acquired inventory sold. Non-GAAP net income was $53.4 million and non-GAAP earnings per diluted share was $0.39.
Bertrand Loy, President and Chief Executive Officer, said: "The second quarter was soft for the industry and was somewhat softer than anticipated for Entegris. In spite of the pervasive uncertainty, we are seeing increased evidence that our business will be stronger in the second half of this year."
Mr. Loy added: "Entegris has never been better positioned and more relevant for our customers, as materials and contamination control are becoming increasingly critical to the industry roadmaps. As we’ve shown with the operating model improvements announced today and the recent acquisition of MPD, we are continually assessing and dynamically managing our business model and portfolio to drive growth and returns."

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q2 2019	Q2 2018	Q1 2019
Net sales	$378,874	$383,059	$391,047
Operating income	$54,909	$74,933	$47,491
Operating margin	14.5%	19.6%	12.1%
Net income	$123,997	$54,349	$32,658
Diluted earnings per share (EPS)	$0.91	$0.38	$0.24
Non-GAAP Results
Non-GAAP adjusted operating income	$76,793	$93,473	$92,180
Non-GAAP adjusted operating margin	20.3%	24.4%	23.6%
Non-GAAP net income	$53,432	$69,835	$67,894
Non-GAAP EPS	$0.39	$0.49	$0.50

Third-Quarter Outlook
For the third quarter ending September 28, 2019, the Company expects sales of $385 million to $400 million, net income of $40 million to $46 million and net income per diluted share between $0.29 and $0.34. On a non-GAAP basis, EPS is expected to range from $0.42 to $0.47 per diluted share, which reflects net income on a non-GAAP basis

_________________________________________________________________________
ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

in the range of $57 million to $64 million, which is adjusted for expected amortization and restructuring & integration expenses of approximately $14.2 million (or $0.08 per share) and $8.6 million (or approximately $0.05 per share).

Organizational Changes
Entegris is implementing operating model improvements that will enable the company to be more responsive to customers, increase competitiveness, allow for scalable growth and result in significant cost savings. Efficiencies gained by these changes are expected to result in more than $20 million in annualized cost savings. These actions will largely be in place by the beginning of the fourth quarter this year.

Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries, wafers, and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.

Change in Inter-Segment Reporting
In the first quarter of 2019, the Company changed its definition of segment profit to include inter-segment sales. The Company updated its recognition of inter-segment sales to recognize the revenue and profit associated with products and components produced in one segment and supplied to another, before being sold to the ultimate end customer. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at approximate market prices. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

Second-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the second quarter on Thursday, July 25, 2019, at 9:00 a.m. Eastern Time. Participants should dial 800-458-4121 or +1 323-794-2093, referencing confirmation code 9712936. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 9712936. The replay will be available starting at 12:00 p.m. ET on Thursday, July 25 through September 7, 2019 at 12:00 p.m. ET.

The call can also be accessed live and on-demand from the Entegris website. Point your web browser to
http://investor.entegris.com/events.cfm and follow the link to the webcast. The on-demand playback will be available for six weeks after the conclusion of the teleconference.

Management’s slide presentation concerning the results for the second quarter, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Thursday morning before the call.

Entegris, Inc. | page 2 of 12

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income (Loss) to Adjusted Operating Income and Adjusted EBITDA, GAAP Net Income (Loss) to Non-GAAP Earnings per Share, GAAP Gross Profit to Adjusted Gross Profit and GAAP Segment Profit to Adjusted Operating Income are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; the impact, financial or otherwise, of any organizational changes; market and technology trends; the development of new products and the success of their introductions; Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to effectively implement any organizational changes; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 11, 2019, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Entegris, Inc. | page 3 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	June 29, 2019	June 30, 2018	March 30, 2019
Net sales	$378,874	$383,059	$391,047
Cost of sales	212,600	200,681	213,654
Gross profit	166,274	182,378	177,393
Selling, general and administrative expenses	64,150	65,200	82,254
Engineering, research and development expenses	30,624	30,231	28,991
Amortization of intangible assets	16,591	12,014	18,657
Operating income	54,909	74,933	47,491
Interest expense, net	9,692	6,925	9,659
Other (income) expense, net	(122,015)	3,877	(248)
Income before income tax expense	167,232	64,131	38,080
Income tax expense	43,235	9,782	5,422
Net income	$123,997	$54,349	$32,658

Basic net income per common share:	$0.92	$0.38	$0.24
Diluted net income per common share:	$0.91	$0.38	$0.24

Weighted average shares outstanding:
Basic	135,378	141,701	135,299
Diluted	136,581	143,238	136,692

Entegris, Inc. | page 4 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six months ended
	June 29, 2019	June 30, 2018
Net sales	$769,921	$750,258
Cost of sales	426,254	391,883
Gross profit	343,667	358,375
Selling, general and administrative expenses	146,404	123,469
Engineering, research and development expenses	59,615	57,817
Amortization of intangible assets	35,248	23,683
Operating income	102,400	153,406
Interest expense, net	19,351	14,151
Other (income) expense, net	(122,263)	4,016
Income before income tax expense	205,312	135,239
Income tax expense	48,657	23,328
Net income	$156,655	$111,911

Basic net income per common share:	$1.16	$0.79
Diluted net income per common share:	$1.15	$0.78

Weighted average shares outstanding:
Basic	135,338	141,641
Diluted	136,637	143,445

Entegris, Inc. | page 5 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 29, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$521,382	$482,062
Trade accounts and notes receivable, net	218,682	222,055
Inventories, net	261,934	268,140
Deferred tax charges and refundable income taxes	18,741	17,393
Other current assets	27,715	39,688
Total current assets	1,048,454	1,029,338

Property, plant and equipment, net	445,254	419,529

Right-of-use assets	44,176	—
Goodwill	583,328	550,202
Intangible assets	266,425	295,687
Deferred tax assets and other noncurrent tax assets	23,153	10,162
Other	13,932	12,723
Total assets	$2,424,722	$2,317,641

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	4,000	4,000
Accounts payable	56,986	93,055
Accrued liabilities	117,783	141,020
Income tax payable	36,371	31,593
Total current liabilities	215,140	269,668

Long-term debt, excluding current maturities	933,675	934,863
Long-term lease liability	40,612	—
Other liabilities	132,746	101,085
Shareholders’ equity	1,102,549	1,012,025
Total liabilities and shareholders’ equity	$2,424,722	$2,317,641

Entegris, Inc. | page 6 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Operating activities:
Net income	$123,997	$54,349	$156,655	$111,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,596	15,802	35,317	31,699
Amortization	16,591	12,014	35,248	23,683
Stock-based compensation expense	4,936	4,429	9,589	8,557
Other	446	2,101	6,140	2,883
Changes in operating assets and liabilities:
Trade accounts and notes receivable	14,545	8,698	5,436	2,687
Inventories	5,840	(7,517)	3,709	(22,472)
Accounts payable and accrued liabilities	(7,688)	19,019	(52,707)	(14,966)
Income taxes payable and refundable income taxes	58,264	(14,207)	15,391	(7,515)
Other	(4,626)	3,601	13,585	639
Net cash provided by operating activities	230,901	98,289	228,363	137,106
Investing activities:
Acquisition of property and equipment	(25,636)	(26,390)	(60,101)	(47,437)
Acquisition of businesses, net of cash acquired	522	(342,569)	(49,267)	(380,225)
Other	—	1,759	197	1,905
Net cash used in investing activities	(25,114)	(367,200)	(109,171)	(425,757)
Financing activities:
Payments on long-term debt	(1,000)	(2,000)	(2,000)	(27,000)
Issuance of common stock	—	2,554	917	3,027
Taxes paid related to net share settlement of equity awards	(574)	(290)	(8,301)	(14,413)
Repurchase and retirement of common stock	(15,000)	(10,000)	(50,321)	(20,000)
Dividend payments	(9,494)	(9,919)	(18,964)	(19,802)
Other	(247)	1,750	(497)	1,504
Net cash used in financing activities	(26,315)	(17,905)	(79,166)	(76,684)
Effect of exchange rate changes on cash	(450)	(6,314)	(706)	(2,967)
Increase (decrease) in cash and cash equivalents	179,022	(293,130)	39,320	(368,302)
Cash and cash equivalents at beginning of period	342,360	550,236	482,062	625,408
Cash and cash equivalents at end of period	$521,382	$257,106	$521,382	$257,106

Entegris, Inc. | page 7 of 12

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)
Note: In the first quarter of 2019, the Company has changed its definition of segment profit to include inter-segment sales. The Company updated its recognition of inter-segment sales to recognize the revenue and profit associated with products and components produced in one segment and supplied to another, before being sold to the ultimate end customer. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at approximate market prices. Inter-segment sales are presented as an elimination below. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

	Three months ended			Six months ended
Net sales	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
Specialty Chemicals and Engineered Materials	$127,552	$134,336	$124,470	$252,022	$265,079
Microcontamination Control	150,185	124,937	157,706	307,891	243,860
Advanced Materials Handling	107,515	130,572	116,064	223,579	254,650
Inter-segment elimination	(6,378)	(6,786)	(7,193)	(13,571)	(13,331)
Total net sales	$378,874	$383,059	$391,047	$769,921	$750,258

	Three months ended			Six months ended
Segment profit	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
Specialty Chemicals and Engineered Materials	$24,000	$36,728	$24,431	$48,431	$67,649
Microcontamination Control	43,126	37,214	47,323	90,449	77,525
Advanced Materials Handling	15,043	25,542	22,367	37,410	51,005
Total segment profit	82,169	99,484	94,121	176,290	196,179
Amortization of intangible assets	16,591	12,014	18,657	35,248	23,683
Unallocated expenses	10,669	12,537	27,973	38,642	19,090
Total operating income	$54,909	$74,933	$47,491	$102,400	$153,406

Entegris, Inc. | page 8 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
Net sales	$378,874	$383,059	$391,047	$769,921	$750,258
Gross profit-GAAP	$166,274	$182,378	$177,393	$343,667	$358,375
Adjustments to gross profit:
Severance and restructuring costs	—	—	358	358	—
Charge for fair value mark-up of acquired inventory sold	695	208	2,155	2,850	208
Adjusted gross profit	$166,969	$182,586	$179,906	$346,875	$358,583

Gross margin - as a % of net sales	43.9%	47.6%	45.4%	44.6%	47.8%
Adjusted gross margin - as a % of net sales	44.1%	47.7%	46.0%	45.1%	47.8%

Entegris, Inc. | page 9 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)
Note: In the first quarter of 2019, the Company has changed its definition of segment profit to include inter-segment sales. The Company updated its recognition of inter-segment sales to recognize the revenue and profit associated with products and components produced in one segment and supplied to another, before being sold to the ultimate end customer. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at approximate market prices. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

	Three months ended			Six months ended
Segment profit-GAAP	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
Specialty Chemicals and Engineered Materials	$24,000	$36,728	$24,431	$48,431	$67,649
Microcontamination Control	43,126	37,214	47,323	90,449	77,525
Advanced Materials Handling	15,043	25,542	22,367	37,410	51,005
Total segment profit	82,169	99,484	94,121	176,290	196,179
Amortization of intangible assets	16,591	12,014	18,657	35,248	23,683
Unallocated expenses	10,669	12,537	27,973	38,642	19,090
Total operating income	$54,909	$74,933	$47,491	$102,400	$153,406

	Three months ended			Six months ended
Adjusted segment profit	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
Specialty Chemicals and Engineered Materials[1]	$24,695	$36,728	$25,070	$49,765	$67,649
Microcontamination Control [2]	43,126	37,422	50,082	93,208	77,733
Advanced Materials Handling [3]	15,043	25,542	22,945	37,988	51,005
Total adjusted segment profit	82,864	99,692	98,097	180,961	196,387
Amortization of intangible assets[4]	—	—	—	—	—
Unallocated expenses[5]	6,071	6,219	5,917	11,988	12,772
Total adjusted operating income	$76,793	$93,473	$92,180	$168,973	$183,615
1 Adjusted segment profit for Specialty Chemicals and Engineered Materials for the three months ended June 29, 2019, three months ended March 30, 2019 and for the six months ended June 29, 2019 excludes charges for fair value mark-up of acquired inventory sold of $695, $120 and $815, respectively. The three months ended March 30, 2019 and six months ended June 29, 2019 excludes charges for severance and restructuring of $519.
2 Adjusted segment profit for Microcontamination Control for the three and six months ended June 30, 2018, and the three months March 30, 2019 and six months ended June 29, 2019 excludes charges for fair value mark-up of acquired inventory sold of $208 and $2,035, respectively. Adjusted segment profit for three months ended March 30, 2019 and six months ended June 29, 2019 excludes charges for severance and restructuring of $724.
3Adjusted segment profit for Advanced Materials Handling for the three months ended March 30, 2019 and six months ended June 29, 2019 excludes charges for severance and restructuring of $578, respectively.
4 Adjusted amortization of intangible assets excludes amortization expense of $16,591, $12,014 and $18,657 for the three months ended June 29, 2019, June 30, 2018 and March 30, 2019 respectively and $35,248 and $23,683 for the six months ended June 29, 2019 and June 30, 2018, respectively
5 Adjusted unallocated expenses for the three months ended June 29, 2019, June 30, 2018, and March 30, 2019 excludes deal and integration expenses of $2,428, $6,318, and $22,056. Adjusted unallocated expenses for the six months ended June 29, 2019 and June 30, 2018 excludes deal and integration expenses of $24,484 and $6,318. Adjusted unallocated expenses for the three and six months ended June 29, 2019 excludes restructuring charges of $2,170.

Entegris, Inc. | page 10 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
Net sales	$378,874	$383,059	$391,047	$769,921	$750,258
Net income	$123,997	$54,349	$32,658	$156,655	$111,911
Adjustments to net income:
Income tax expense	43,235	9,782	5,422	48,657	23,328
Interest expense, net	9,692	6,925	9,659	19,351	14,151
Other (income) expense, net	(122,015)	3,877	(248)	(122,263)	4,016
GAAP - Operating income	54,909	74,933	47,491	102,400	153,406
Charge for fair value write-up of acquired inventory sold	695	208	2,155	2,850	208
Deal costs	1,164	5,121	19,136	20,300	5,121
Integration costs	1,264	1,197	2,920	4,184	1,197
Severance and restructuring costs	2,170	—	1,821	3,991	—
Amortization of intangible assets	16,591	12,014	18,657	35,248	23,683
Adjusted operating income	76,793	93,473	92,180	168,973	183,615
Depreciation	18,596	15,802	16,721	35,317	31,699
Adjusted EBITDA	$95,389	$109,275	$108,901	$204,290	$215,314

Adjusted operating margin	20.3%	24.4%	23.6%	21.9%	24.5%
Adjusted EBITDA - as a % of net sales	25.2%	28.5%	27.8%	26.5%	28.7%

Entegris, Inc. | page 11 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	June 29, 2019	June 30, 2018	March 30, 2019	June 29, 2019	June 30, 2018
GAAP net income	$123,997	$54,349	$32,658	$156,655	$111,911
Adjustments to net income:
Charge for fair value write-up of acquired inventory sold	695	208	2,155	2,850	208
Deal costs	1,164	5,121	19,547	20,711	5,121
Integration costs	1,264	1,197	2,920	4,184	1,197
Severance and restructuring costs	2,170	—	1,821	3,991	—
Versum termination fee, net	(122,000)	—	—	(122,000)	—
Amortization of intangible assets	16,591	12,014	18,657	35,248	23,683
Tax effect of legal entity restructuring	9,398	—	—	9,398	—
Tax effect of adjustments to net income and discrete items[1]	20,153	(3,702)	(9,864)	10,289	(6,412)
Tax effect of Tax Cuts and Jobs Act	—	648	—	—	2,142
Non-GAAP net income	$53,432	$69,835	$67,894	$121,326	$137,850

Diluted earnings per common share	$0.91	$0.38	$0.24	$1.15	$0.78
Effect of adjustments to net income	$(0.52)	$0.11	$0.26	$(0.26)	$0.18
Diluted non-GAAP earnings per common share	$0.39	$0.49	$0.50	$0.89	$0.96
1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

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Entegris, Inc. | page 12 of 12